Exhibit (g)(i)(B)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of January 31, 2020 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Arabesque Systematic Fund (formerly, Arabesque Systematic International Fund)

(effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute 500 Core Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund

Gotham Enhanced Index Plus Fund

Gotham Enhanced 500 Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham ESG Large Value Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus All-Cap Fund

Gotham Index Plus Fund

Gotham Large Value Fund (formerly, Gotham Institutional Value Fund)

Gotham Master Index Plus Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Gryphon International Equity Fund (effective October 7, 2019 but not currently offered)

Lateef Focused Growth Fund

Mount Lucas U.S. Focused Equity Fund1

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Global Emerging Markets Growth Fund (effective on or about April 1, 2020)

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund

SkyBridge Dividend Value Fund2

TOBAM Emerging Markets Fund

Verplanck Balanced Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Dorothy R. McKeown
Name:	Dorothy R. McKeown
Title:	Director
Date:	Feb 5, 2020

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	January 31, 2020

1 Liquidated on or about October 25, 2019. Will remain on Schedule II pending residual invoice payments.

2 Merged into another fund not a series of FundVantage Trust on or about July 19, 2019. Will remain on Schedule II pending residual invoice payments.